InspireMD Announces Issuance of Two New U.S. Patents Covering Proprietary MicroNet™

Stent Jacket and Related Drug Eluting Technology

Patents further strengthen intellectual property surrounding Company’s lead commercial product, CGuard™ EPS

InspireMD remains on track to submit an Investigational Device Exception (IDE) with FDA in mid-2019

Tel Aviv, Israel— September 17, 2018 – InspireMD, Inc. (NYSE American: NSPR), developer of the CGuard™ Embolic Prevention System (EPS) for the prevention of stroke caused by the treatment of carotid artery disease, today announced that the United States Patent and Trademark Office (USPTO) has issued US Patents 10,070,976 and 10,070,977 covering InspireMD’s proprietary MicroNet™ stent jacket combined with a stent scaffold and related drug eluting technologies. MicroNet is a key differentiator of InspireMD’s commercial products, including the company’s lead product, CGuard™ EPS, for the prevention of stroke in patients being treated for carotid artery disease. The claims also cover MGuard Prime™ EPS for patients being treated for acute myocardial infarction.

“We are pleased that the USPTO has recognized this unique technology that we believe can revolutionize the field of vascular stenting in general, but more importantly, prevent stroke in patients with carotid artery disease,” said James Barry, PhD, Chief Executive Officer of InspireMD. “Conventional stenting in patients being treated for carotid artery disease allows for the protrusion of plaque through the stent struts and into the blood vessel in up to 65% of cases, significantly increasing the risk of stroke and other complications post-procedure. However, our novel MicroNet stent jacket technology acts as a safety net that prevents debris from passing through the mesh, resulting in significantly lower complication rates versus conventional stenting. These patents also strengthen and broaden our overall product and technology portfolio with the inclusion of claims covering drug eluting technologies. Combining MicroNet with drug eluting capabilities would be a key differentiating feature of our coronary stent product, MGuard Prime EPS, and any other drug eluting stent product, creating what we believe are broad potential applications in the coronary drug eluting stent market.”

Dr. Barry continued, “We look forward to further executing on our growth strategy, which includes the expansion of our commercial footprint, both in countries where we have established distribution as well as new geographies. We are also working to submit a U.S. investigational device exception (IDE) for CGuard EPS to FDA expected in mid-2019 as we begin the process of accessing the U.S. Market.”

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for Carotid Stenting by providing outstanding acute results and durable stroke free long-term outcomes.

InspireMD’s common stock is quoted on the NYSE American under the ticker symbol NSPR and certain warrants are quoted on the NYSE American under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com

Jeremy Feffer

LifeSci Advisors, LLC

212-915-2568

jeremy@lifesciadvisors.com